NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES FIRST-QUARTER 2007 RESULTS FROM CONTINUING OPERATIONS

- First-Quarter Sales Increase 14.6% to $291 Million -

- First-Quarter GAAP EPS Increase 41% to $0.55 -

- First-Quarter Non-GAAP EPS Increase 33.3% to $0.64 -

- Reaffirms Guidance for 2007 -

WILMINGTON, MA, May 8, 2007, (Businesswire) - Charles River Laboratories International, Inc. (NYSE: CRL) today reported first-quarter 2007 financial results. For the first quarter, net sales from continuing operations increased 14.6% to $291.2 million from $254.1 million in the first quarter of 2006. Strong sales growth in both the Research Models and Services and Preclinical Services business segments drove the increase, as pharmaceutical and biotechnology customers increased their purchases of research models and continued to outsource services. Foreign exchange contributed 2.7% to the net sales growth.

On a GAAP basis, net income from continuing operations for the first quarter of 2007 was $37.2 million, or $0.55 per diluted share, compared to $28.5 million, or $0.39 per diluted share, for the first quarter of 2006. The 40.7% increase in earnings per share resulted primarily from higher sales, as well as the benefit of cost savings initiatives implemented in 2006, a lower share count due to the Company’s stock repurchase program, lower amortization of intangible assets and reduced net interest expense.

On a non-GAAP basis, net income from continuing operations was $43.2 million for the first quarter of 2007, compared to $34.8 million for the same period in 2006. First-quarter diluted earnings per share on a non-GAAP basis were $0.64, compared to $0.48 per share in the first quarter of 2006. Non-GAAP earnings per share in the first quarter of 2007 excluded $7.9 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $0.8 million related to the decision to accelerate the exit of the Company’s Preclinical Services facility in Worcester, Massachusetts. The Company now expects to complete the transition to the new Shrewsbury, Massachusetts, facility by the end of 2007, and as a result, expects to record total related charges in 2007 of approximately $0.03 to $0.05, including the first-quarter charge.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We were very pleased by the strong start to this year. The actions we took last year to focus on our core businesses and improve our operating efficiency are reflected in our stronger sales and earnings growth. The continuing robust demand for our products and services confirms our confidence in the outlook for the year, and we are reaffirming our sales and earnings guidance for 2007.”

The Company reports results from continuing operations, which exclude results of the Interventional and Surgical Services (ISS) business. The Company is in the process of closing that business and as a result, reports it as discontinued operations. Historical comparisons have been reclassified accordingly. The net loss from discontinued operations was $0.5 million in the first quarter of 2007. Including discontinued operations, net income for the first quarter of 2007 was $36.8 million, or $0.54 per diluted share, compared to a consolidated net loss of $100.1 million, or $1.37 per diluted share, in the first quarter of 2006. Discontinued operations in 2006 included both ISS and the Phase II - IV clinical services business, which the Company sold in August 2006.

Research Models and Services (RMS)

Sales for the RMS segment were $143.1 million in the first quarter of 2007, an increase of 10.9% from $129.0 million in the first quarter of 2006. Sales benefited from strong demand for research models from large pharmaceutical customers in North America, increased demand for Transgenic Services, and higher sales of in vitro products. As expected, sales of large research models increased significantly as shipments which had been delayed from the fourth quarter of 2006 due to an extended quarantine were released.

In the first quarter of 2007, the RMS segment’s GAAP operating margin increased to 32.9% from 31.4%, primarily due to increased Transgenic Services revenue and large research model sales. On a non-GAAP basis, which excluded charges of $0.4 million for acquisition-related amortization, the operating margin was 33.1%, compared to 31.4% for the same period in the prior year.

Preclinical Services (PCS)

First-quarter net sales for the PCS segment were $148.1 million, an increase of 18.3% from $125.2 million in the first quarter of 2006. Sales were driven by continuing strong demand for general and specialty toxicology services by pharmaceutical and biotechnology customers, and the addition on October 30, 2006, of the Northwest Kinetics Phase I clinical services business.

The PCS segment’s GAAP operating margin improved to 15.8% from 11.0%, as a result of higher sales, improved operating efficiencies and lower amortization of intangible assets related to acquisitions. On a non-GAAP basis, which excludes $7.5 million of acquisition-related amortization and the $0.8 million charge for the accelerated exit from the Worcester facility, the first-quarter operating margin improved to 21.4% compared to 18.2% for the first quarter of 2006.

2007 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2007, which was originally provided on December 13, 2006. This forward-looking guidance is based on current foreign exchange rates. In addition to a net charge in a range of $0.03 - $0.05 per diluted share as a result of the accelerated exit from the Worcester facility, the Company expects to report a one-time gain of approximately $0.02 per diluted share on the sale of real estate in Scotland. Both of these items will be reported as non-GAAP adjustments.

2007 GUIDANCE (from continuing operations)
Net sales growth (in %)	9% - 12%
Sales ($ in millions)	$1,160 - $1,190
GAAP EPS estimate	$2.11 - $2.21
Acquisition-related amortization	$0.32
Charge to exit Worcester facility and gain on sale of building, net	$0.01 - $0.03
Non-GAAP EPS estimate	$2.43 - $2.53

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, May 9, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website.

Charles River to Present at Baird Conference

James C. Foster will present at the Robert W. Baird Growth Stock Conference on Thursday, May 10, at 9:30 a.m. CT, in Chicago, Illinois. Mr. Foster will present an overview of Charles River’s business and strategic focus. A live webcast of the presentation will be available through a link that will be posted on the Investor Relations section of the Charles River Laboratories website at ir.criver.com.  A webcast replay will be accessible through the same website approximately three hours after the presentation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, impairments due to our accelerated exit from our Worcester Preclinical Services facility, and the potential gain on the sale of real estate in Scotland. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2007 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; expectations regarding stock repurchases; the timing of the opening of new and expanded facilities; the potential sale of real estate in Scotland; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2007, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River Laboratories

Charles River Laboratories based in Wilmington, Massachusetts, partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently. Charles River's 8,000 employees serve clients worldwide. For more information on Charles River, visit our website at www.criver.com.

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Investor Contact:
Susan E. Hardy
Corporate Vice President, Investor Relations
781.262.7616

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 31, 2007	April 1, 2006

Total net sales	$291,199	$254,141
Cost of products sold and services provided	175,626	158,636
Gross margin	115,573	95,505
Selling, general and administrative	53,017	42,734
Amortization of intangibles	7,855	9,075
Operating income	54,701	43,696
Interest income (expense)	(2,059)	(3,016)
Other income (expense)	149	48
Income before income taxes and minority interests	52,791	40,728
Provision for income taxes	15,310	11,811
Income before minority interests	37,481	28,917
Minority interests	(254)	(402)
Income from continuing operations	37,227	28,515
Income (loss) from discontinued businesses, net of tax	(464)	(128,630)
Net income (loss)	$36,763	$(100,115)

Earnings (loss) per common share
Basic:
Continuing operations	$0.56	$0.40
Discontinued operations	$(0.01)	$(1.80)
Net income	$0.55	$(1.40)
Diluted:
Continuing operations	$0.55	$0.39
Discontinued operations	$(0.01)	$(1.76)
Net income	$0.54	$(1.37)

Weighted average number of common shares outstanding
Basic	66,346,152	71,505,478
Diluted	67,632,780	72,890,237

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 31, 2007	December 30, 2006
Assets
Current assets
Cash and cash equivalents	$136,537	$175,380
Trade receivables, net	210,166	202,658
Inventories	75,681	72,362
Other current assets	54,186	44,363
Current assets of discontinued businesses	5,669	6,330
Total current assets	482,239	501,093
Property, plant and equipment, net	566,145	534,745
Goodwill, net	1,119,389	1,119,309
Other intangibles, net	159,368	160,204
Deferred tax asset	98,599	107,498
Other assets	142,320	133,944
Long-term assets of discontinued businesses	334	751
Total assets	$2,568,394	$2,557,544

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$25,759	$24,977
Accounts payable	37,256	28,223
Accrued compensation	29,992	41,651
Deferred income	88,526	93,197
Accrued liabilities	43,986	41,991
Other current liabilities	20,322	25,625
Current liabilities of discontinued businesses	449	3,667
Total current liabilities	246,290	259,331
Long-term debt	527,555	547,084
Other long-term liabilities	149,911	146,695
Total liabilities	923,756	953,110
Minority interests	2,420	9,223
Total shareholders’ equity	1,642,218	1,595,211
Total liabilities and shareholders’ equity	$2,568,394	$2,557,544

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 31, 2007	April 1, 2006
Research Models and Services
Net sales	$143,068	$128,972
Gross margin	63,654	55,866
Gross margin as a % of net sales	44.5%	43.3%
Operating income	47,021	40,476
Operating income as a % of net sales	32.9%	31.4%
Depreciation and amortization	5,569	5,035
Capital expenditures	7,084	3,566

Preclinical Services
Net sales	$148,131	$125,169
Gross margin	51,919	39,639
Gross margin as a % of net sales	35.0%	31.7%
Operating income	23,444	13,788
Operating income as a % of net sales	15.8%	11.0%
Depreciation and amortization	14,344	14,624
Capital expenditures	30,840	35,821

Unallocated Corporate Overhead	$(15,764)	$(10,568)

Total
Net sales	$291,199	$254,141
Gross margin	115,573	95,505
Gross margin as a % of net sales	39.7%	37.6%
Operating income (loss)	54,701	43,696
Operating income as a % of net sales	18.8%	17.2%
Depreciation and amortization	19,913	19,659
Capital expenditures	37,924	39,387

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 31, 2007	April 1, 2006
Research Models and Services
Net sales	$143,068	$128,972
Operating income	47,021	40,476
Operating income as a % of net sales	32.9%	31.4%
Add back:
Amortization related to acquisitions	374	83
Operating income, excluding specified charges (Non-GAAP)	$47,395	$40,559
Non-GAAP operating income as a % of net sales	33.1%	31.4%

Preclinical Services
Net sales	$148,131	$125,169
Operating income	23,444	13,788
Operating income as a % of net sales	15.8%	11.0%
Add back:
Amortization related to acquisitions	7,483	8,995
Impairment and other charges	819	-
Operating income, excluding specified charges (Non-GAAP)	$31,746	$22,783
Non-GAAP operating income as a % of net sales	21.4%	18.2%

Unallocated Corporate Overhead	$(15,764)	$(10,568)
Add back:
Stock-based compensation related to Inveresk acquisition	70	285
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(15,694)	$(10,283)

Total
Net sales	$291,199	$254,141
Operating income	54,701	43,696
Operating income as a % of net sales	18.8%	17.2%
Add back:
Amortization related to acquisitions	7,857	9,078
Impairment and other charges	819	-
Stock-based compensation related to Inveresk acquisition	70	285
Operating income, excluding specified charges (Non-GAAP)	$63,447	$53,059
Non-GAAP operating income as a % of net sales	21.8%	20.9%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	Three Months Ended
	March 31, 2007	April 1, 2006

Net income (loss)	$36,763	$(100,115)
Less: Discontinued operations	464	128,630
Net income from continuing operations	37,227	28,515
Add back:
Amortization related to acquisitions	7,857	9,078
Stock-based compensation related to Inveresk acquisition	70	285
Impairment and other charges	819	-
Tax effect	(2,784)	(3,066)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$43,189	$34,812

Weighted average shares outstanding - Basic	66,346,152	71,505,478
Effect of dilutive securities:
Stock options and contingently issued restricted stock	1,153,912	1,239,254
Warrants	132,716	145,505
Weighted average shares outstanding - Diluted	67,632,780	72,890,237

Basic earnings (loss) per share	$0.55	$(1.40)
Diluted earnings (loss) per share	$0.54	$(1.37)

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.65	$0.49
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.64	$0.48

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.